Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS
SECOND QUARTER 2010 OPERATING RESULTS

▪         Diluted Earnings per Share of $0.71 in Q-2 2010 Compared with  $0.59 in Q-2 2009

▪         Adjusted EBITDA of $46.5 Million in Q-2 2010 Compared with $37.0 Million in Q-2 2009

▪         Cash Margin in CAPP (Central Appalachia) of $30.98 in Q-2 2010 Compared with $25.55 in Q-2 2009

▪         2010 EPS Guidance Revised From $1.70 - $2.25 Per Share to $2.35 - $2.70 Per Share

RICHMOND, VA., August 6, 2010 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced that it had net income of $19.9 million or $.71 per fully diluted share for the second quarter of 2010 and net income of $43.1 million or $1.56 per fully diluted share for the six months ended June 30, 2010.  This is compared to net income of $16.2 million or $.59 per fully diluted share for the second quarter of 2009 and net income of $44.3 million or $1.61 per fully diluted share for the six months ended June 30, 2009.

Peter T. Socha, Chairman and Chief Executive Office commented: “This was another excellent quarter for our entire company.  The mines had a good quarter.  They completed several strategic moves during the quarter that impacted both production and costs.  In addition, they are adjusting to a new regulatory environment.  Despite these headwinds, they are continuing to have an excellent year.  During the quarter, we sold both CAPP and Midwest coal for future delivery.  However, we continue to maintain our exposure to coal markets that have continued to show moderate improvement.  As we have said in the past and we continue to believe, James River Coal Company is very well positioned for a sustained period of profitability.”

FINANCIAL RESULTS

The following tables show selected operating results for the quarter ended June 30, 2010 compared to the quarter ended June 30, 2009 (in 000’s except per ton amounts).

Total Results	Three Months Ended June 30,
	2010	2009	2010	2009

Company and contractor production (tons)	2,256	2,486	4,561	5,353
Coal purchased from other sources (tons)	11	26	30	62
Total coal available to ship (tons)	2,267	2,512	4,591	5,415

Coal shipments (tons)	2,283	2,407	4,683	5,038
Coal sales revenue	$183,045	$171,649	$367,646	$363,770
Cost of coal sold	128,738	127,721	258,055	260,428
Depreciation, depletion, & amortization	16,209	15,922	32,567	30,395
Gross profit	38,098	28,006	77,024	72,947
Selling, general & administrative	9,823	10,559	19,142	19,846

Adjusted EBITDA (1)	$46,506	$37,036	$94,630	$90,230

(1)	Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release. Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facilty.

Segment Results	Three Months Ended June 30,
	2010		2009

	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	1,568	688	1,677	809
Coal purchased from other sources (tons)	11	-	26	-
Total coal available to ship (tons)	1,579	688	1,703	809

Coal shipments (tons)	1,585	698	1,601	806
Coal sales revenue	$153,560	29,485	$144,853	26,796
Average sales price per ton	96.88	42.24	90.48	33.25

Cost of coal sold	$104,455	24,283	$103,952	23,769
Cost of coal sold per ton	65.90	34.79	64.93	29.49

Segment Results	Six Months Ended June 30,
	2010		2009

	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	3,118	1,443	3,718	1,635
Coal purchased from other sources (tons)	30	-	62	-
Total coal available to ship (tons)	3,148	1,443	3,780	1,635

Coal shipments (tons)	3,247	1,436	3,445	1,593
Coal sales revenue	$309,124	58,522	$312,488	51,282
Average sales price per ton	95.20	40.75	90.71	32.19

Cost of coal sold	$211,195	46,860	$215,436	44,992
Cost of coal sold per ton	65.04	32.63	62.54	28.24

Cost Bridge	Q-1 2010 vs. Q-2 2010

	CAPP	Midwest

Beginning cash costs (Q-1 2010)	$64.22	30.59
Labor	-	0.83
Sales related	0.46	0.65
Variable costs	-	2.17
Other	1.22	0.55
Ending cash costs (Q-2 2010)	$65.90	34.79

LIQUIDITY AND CASH FLOW

As of June 30, 2010, the Company had available liquidity of $198.5 million calculated as follows (in millions):

Unrestricted Cash	$190.3
Availability under the Revolver	65.0
Letters of Credit Issued under the Revolver	(56.8)
Available Liquidity	$198.5
Restricted Cash	$15.0

The Company has $15.0 million in cash in a restricted cash collateral account to ensure that the Company has adequate capacity under the Revolver to support its letters of credit.

Capital Expenditures for the second quarter were $20.1 million.

SALES POSITION AND MARKET COMMENTS

As of August 5, 2010, we have reached agreements to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2010 Priced (1)
	As of April 29, 2010		As of August 5, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	5,994	$94.80	6,326	$93.50	332	$70.03
Midwest (2)	3,004	$41.13	2,968	$40.97	(36)	n/a

	2011 Priced
	As of April 29, 2010		As of August 5, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	2,424	$121.21	4,014	$101.28	1,590	$70.90
Midwest (3)	1,422	$44.64	2,124	$43.05	702	$39.83

	2012 Priced
	As of April 29, 2010		As of August 5, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	350	$108.31	350	$108.31	-	$-
Midwest (3)	500	$45.00	1,160	$43.25	660	$41.92

(1)	2010 includes all tons that have been shipped and tons with agreements for fixed prices for the remainder of the year, including carryover tons.
(2)	2010 Tonnage has been adjusted by a net of 36,000 tons by mutual agreement of the parties to such agreements.
(3)	The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

UPDATE ON MET MINES

Our two metallurgical mines began production this quarter.  These mines are being operated by contractors and produced about 9,000 tons this quarter.  We are on schedule to open a 3rd met mine in the 4th quarter of this year.  Once in full production these mines will produce approximately 25,000 to 30,000 tons per month. We expect test shipments to customers will begin in the 3rd quarter. All expected production from the met mines is currently unpriced.

UPDATED GUIDANCE

The Company has previously issued forecasts of certain operating measures for 2010.  These forecasts are revised as indicated below.  In many cases they represent a range of possible outcomes and are provided to assist investors with the development of annual earnings estimates.  While the Company believes that these forecasts represent the best current estimate of management as to future events, actual events will differ from these forecasts and such differences could be material.  These forecasts are subject to the risks identified under Forward-Looking Statements below.

	2010
	Original Guidance			New Guidance

Total JRCC Operations
(In 000's except EPS and tax rate)

Adjusted EBITDA (1)	$140,000	to	$165,000	$170,000	to	$180,000
Selling, General and Administrative	$38,000			$38,000
Depreciation, Depletion and Amortization	$63,000			$65,000
Tax Rate	5%			2%
Earnings Per Share	$1.70	to	$2.25	$2.35	to	$2.70

Capital Expenditures

Ongoing Capital Expenditures	$70,000			$70,000
Federal and State Safety Mandates	10,000			10,000
Other	5,000			5,000
	$85,000			$85,000

(1) Adjusted EBITDA is defined under “Reconciliation of Non-GAAP Measures" in this release.

GUIDANCE BY SEGMENT
(In 000’s except per ton amount)

	Under Contract		Guidance
	Tons	Price	Tons	Cash Cost

CAPP
Original	5,892	$ 95.10	6,300 - 6,600	$64.00 - 66.00

New	6,326	$ 93.50	6,400 - 6,800	$65.00 - 67.00

Midwest
Original	3,004	$ 41.13	3,100 - 3,300	$30.00 - 32.00

New	2,968	$ 40.97	3,000 - 3,100	$32.00 - 33.00

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the second quarter earnings on August 6, 2010 at 11:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 678-224-7860.  A replay of the conference call will be available on the Company’s website and also by telephone, at 800-642-1687 for domestic callers.  International callers, please dial 706-645-9291: pass code 85980845.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements, particularly the information in the “Updated Guidance” section of this release, are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; the effects of litigation, regulation, permits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)
	June 30, 2010	December 31, 2009
Assets

Current assets:
Cash and cash equivalents	$190,305	107,931
Receivables:
Trade	58,749	43,289
Other	388	260
Total receivables	59,137	43,549
Inventories:
Coal	16,467	22,727
Materials and supplies	11,404	10,462
Total inventories	27,871	33,189
Prepaid royalties	5,281	6,045
Other current assets	3,065	3,292
Total current assets	285,659	194,006
Property, plant, and equipment, at cost:
Land	7,751	7,194
Mineral rights	231,528	231,919
Buildings, machinery and equipment	394,062	362,654
Mine development costs	43,136	41,069
Total property, plant, and equipment	676,477	642,836
Less accumulated depreciation, depletion, and amortization	319,707	288,748
Property, plant and equipment, net	356,770	354,088
Goodwill	26,492	26,492
Restricted cash	15,000	62,042
Other assets	33,738	32,684
Total assets	$717,659	669,312

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2010	December 31, 2009
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$39,411	46,472
Accrued salaries, wages, and employee benefits	10,489	6,982
Workers' compensation benefits	8,950	8,950
Black lung benefits	1,782	1,782
Accrued taxes	6,082	4,383
Other current liabilities	14,436	15,439
Total current liabilities	81,150	84,008
Long-term debt	281,081	278,268
Other liabilities:
Noncurrent portion of workers' compensation benefits	51,890	50,385
Noncurrent portion of black lung benefits	42,103	31,017
Pension obligations	12,486	14,827
Asset retirement obligations	41,575	39,843
Other	633	622
Total other liabilities	148,687	136,694
Total liabilities	510,918	498,970

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 27,782,751 and 27,544,878 shares as of June 30, 2010 and December 31, 2009, respectively	278	275
Paid-in-capital	322,251	320,079
Accumulated deficit	(93,663)	(136,758)
Accumulated other comprehensive loss	(22,125)	(13,254)
Total shareholders' equity	206,741	170,342

Total liabilities and shareholders' equity	$717,659	669,312

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	June 30, 2010	June 30, 2009

Revenues	$183,045	171,649
Cost of sales:
Cost of coal sold	128,738	127,721
Depreciation, depletion and amortization	16,209	15,922
Total cost of sales	144,947	143,643
Gross profit	38,098	28,006
Selling, general and administrative expenses	9,823	10,559
Total operating income	28,275	17,447
Interest expense	7,455	3,814
Interest income	(12)	(25)
Miscellaneous (income) expense, net	238	(90)
Total other expense, net	7,681	3,699
Income before income taxes	20,594	13,748
Income tax (benefit) expense	744	(2,430)
Net income	$19,850	16,178
Earnings per common share
Basic earnings per common share	$0.72	0.59
Diluted earnings per common share	$0.71	0.59

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2010	June 30, 2009

Revenues	$367,646	363,770
Cost of sales:
Cost of coal sold	258,055	260,428
Depreciation, depletion and amortization	32,567	30,395
Total cost of sales	290,622	290,823
Gross profit	77,024	72,947
Selling, general and administrative expenses	19,142	19,846
Total operating income	57,882	53,101
Interest expense	14,836	7,867
Interest income	(16)	(50)
Miscellaneous (income) expense, net	196	(144)
Total other expense, net	15,016	7,673
Income before income taxes	42,866	45,428
Income tax (benefit) expense	(229)	1,079
Net income	$43,095	44,349
Earnings per common share
Basic earnings per common share	$1.56	1.61
Diluted earnings per common share	$1.56	1.61

JAMES RIVER COAL COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income	$43,095	44,349
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	32,567	30,395
Accretion of asset retirement obligations	1,642	1,586
Amortization of debt discount and issue costs	3,935	587
Stock-based compensation	2,870	3,086
Loss on sale or disposal of property, plant, and equipment	318	-
Changes in operating assets and liabilities:
Receivables	(15,588)	(9,724)
Inventories	4,538	(22,286)
Prepaid royalties and other current assets	991	(1,965)
Restricted cash	47,042	-
Other assets	(830)	4,015
Accounts payable	(7,061)	(1,370)
Accrued salaries, wages, and employee benefits	3,507	2,502
Accrued taxes	1,004	(594)
Other current liabilities	(1,126)	(7,246)
Workers' compensation benefits	1,505	2,152
Black lung benefits	1,823	669
Pension obligations	(1,949)	1,072
Asset retirement obligation	(461)	(491)
Other liabilities	11	90
Net cash provided by operating activities	117,833	46,827

Cash flows from investing activities:
Additions to property, plant, and equipment	(34,113)	(30,318)
Net cash used in investing activities	(34,113)	(30,318)

Cash flows from financing activities:
Borrowings under Revolver	-	7,500
Repayments under Revolver	-	(25,500)
Debt issuance costs	(1,346)	-
Proceeds from exercise of stock options	-	75
Net cash used in financing activities	(1,346)	(17,925)
Increase (decrease) in cash	82,374	(1,416)
Cash at beginning of period	107,931	3,324
Cash at end of period	$190,305	1,908

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAPP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in several of the covenants in our revolving credit facility.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

Cash margin per ton is calculated as coal sales revenue per ton less cost of coal sold per ton.  Although cash margin per ton is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor because it is widely used in the coal industry as a measure to evaluate a company's profitability from tons sold.

EBITDA, Adjusted EBITDA and cash margin per ton are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and cash margin per ton may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA, Adjusted EBITDA or cash margin per ton are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.  The following table reconciles Net Income to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Net income	$19,850	16,178	43,095	44,349
Income tax expense (benefit)	744	(2,430)	(229)	1,079
Interest expense	7,455	3,814	14,836	7,867
Interest income	(12)	(25)	(16)	(50)
Depreciation, depletion, and amortization	16,209	15,922	32,567	30,395
EBITDA (before adjustments)	$44,246	33,459	90,253	83,640
Other adjustments specified
in our current debt agreement	2,260	3,577	4,377	6,590
Adjusted EBITDA	$46,506	37,036	94,630	90,230